As filed with the Securities and Exchange Commission April 21, 1995
                                                  Registration No. 33-_________



                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                          LINEAR TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)


     CALIFORNIA                                         94-2778785
(State of Incorporation)                (I.R.S. Employer Identification Number)


                             1630 McCarthy Boulevard
                           Milpitas, California 95035
          (Address of principal executive offices, including zip code)

                                   ----------

                        1988 INCENTIVE STOCK OPTION PLAN
                            (Full title of the Plan)

                                   ----------

                             ROBERT H. SWANSON, JR.
                      President and Chief Executive Officer
                          LINEAR TECHNOLOGY CORPORATION
                             1630 McCarthy Boulevard
                           Milpitas, California 95035
                                 (408) 432-1900
            (Name, address and telephone number of agent for service)

                                   ----------

                                    Copy to:

                            HERBERT P. FOCKLER, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                                 (415) 493-9300

================================================================================

                         CALCULATION OF REGISTRATION FEE


                                       Proposed      Proposed
       Title of                        Maximum        Maximum         Amount of
    Securities to    Amount to be   Offering Price   Aggregate      Registration
    be Registered    Registered      per Share (1)  Offering Price       Fee
- --------------------------------------------------------------------------------

Common Stock,         2,000,000         $56.75        $113,500,000     $39,138
no par value          shares (2)

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calcu-lating the registration fee based upon the average of the high and low prices per share of the Common Stock as reported in the Nasdaq National Market as of April 13, 1995.

(2)    Excludes  all  shares  previously   registered  under  Registrant's  1988
       Incentive  Stock  Option  Plan  on  Form  S-8   Registration   Statements
       (Registration Nos. 33-27367, 33-37432 and 33-57330).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           INFORMATION INCORPORATED BY REFERENCE

     The  following   documents  and  information   heretofore  filed  with  the
Securities and Exchange Commission are hereby incorporated by reference:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended July 3, 1994, filed pursuant to
                           Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarter ended October 2, 1994 and January 1, 1995, filed pursuant to Section 13(a) of the Exchange Act.

                  (c) The description of the Company's Common Stock to be offered hereby which is contained in its Registra-tion Statement on Form 8-A dated August 5, 1986, filed pursuant to Section 12(g) of the Exchange Act.

                  (d) The Company's earlier Registration Statement on Form S-8, filed October 26, 1990 (Registration No. 33-37432) for the purpose of registering other shares of the Company's Common Stock, reserved under the 1986 Employee Stock Purchase Plan, the 1981 Incentive Stock Option Plan, and the 1988 Incentive Stock Option Plan, under the Securities Act of 1933, as amended.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.


Items 4-7.

         Items 4 through 7, inclusive, are omitted in reliance upon General Instruction E to Form S-8, and the above incorporation by reference of a previously filed and currently effective Form S-8 registering securities of the same class under the same plan (see Item 3, subpart (d)) as those registered on this Form S-8.


Item 8.           EXHIBITS

 Exhibit
 Number
- --------
   4.1            1988 Incentive Stock Option Plan, as amended.

   5.1            Opinion  of  counsel  as  to  legality  of  securities   being
                  registered.

  23.1            Consent of Ernst & Young LLP,  Independent  Auditors (see page
                  II-5).

  23.2            Consent of Counsel (contained in Exhibit 5.1).

  24.1            Power of Attorney (see page II-3).

Item 9.

         Omitted for the reasons set forth above for Items 4-7, inclusive.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Linear Technology Corporation, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on April 18, 1995.

                                              LINEAR TECHNOLOGY CORPORATION



                                              By: /s/ Robert H. Swanson, Jr.
                                                  -----------------------------
                                                      Robert H. Swanson, Jr.
                                                      President



                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert H. Swanson, Jr. and Paul Coghlan, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                        Title                    Date
- ----------------------------   -----------------------------     ---------

/s/ Robert H. Swanson, Jr.     President, Chief Executive        April 18, 1995
- ---------------------------    Officer and Director
   (Robert H. Swanson, Jr.)    (Principal Executive Officer)



/s/ Paul Coghlan               Vice President, Finance and       April 18, 1995
- ---------------------------    Administration and Chief
   (Paul Coghlan)              Financial Officer (Principal
                               Financial and Accounting
                               Officer)



/s/ David S. Lee               Director                          April 18, 1995
- ---------------------------
   (David S. Lee)


/s/ Leo T. McCarthy            Director                          April 18, 1995
- ---------------------------
   (Leo T. McCarthy)


/s/ Richard M. Moley           Director                          April 18, 1995
- ---------------------------
   (Richard M. Moley)


                               Director
- --------------------------
   (Thomas S. Volpe)

                                  Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



        We  consent  to the  incorporation  by  reference  in  the  Registration
Statement (Form S-8) pertaining to the 1988 Incentive Stock Option Plan of Linear Technology Corporation of our report dated July 22, 1994, with respect to the consolidated financial statements and schedules of Linear Technology Corporation included and/or incorporated by reference in its Annual Report (Form 10-K) for the year ended July 3, 1994, filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young LLP
                                                 ------------------------------


San Jose, California
April 18, 1995

                            INDEX TO EXHIBITS



Exhibit No.                Description
- ------------               -----------------------------------------------------

   4.1                     1988 Incentive Stock Option
                           Plan, as amended.

   5.1 Opinion of counsel as to legality of securities being registered.

  23.1                     Consent  of Ernst & Young LLP,  Independent  Auditors
                           (see page II-5).

  23.2                     Consent of Counsel (contained in Exhibit 5.1).

  24.1                     Power of Attorney (see page II-3).